Exhibit 23.6

Consent of Griffin Financial Group, LLC

We hereby consent to the inclusion of our opinion letter to the Board of Directors of PennRock Financial Corp. (the “Company”), dated November 15, 2004, as an Annex to the Proxy Statement/Prospectus relating to the proposed merger of the Company with and into Community Banks, Inc. (“Community”) contained in the Pre-Effective Amendment No. 1 to the Registration Statement on Form S-4 (No. 333-123765) of Community, and to the references to our firm and such opinion in such Proxy Statement/Prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Act”), or the rules and regulations of the Securities and Exchange Commission thereunder (the “Regulations”), nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Act or the Regulations.

/s/    GRIFFIN FINANCIAL GROUP, LLC

Reading, Pennsylvania

April 22, 2005